Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Wednesday, July 26, 2006

Subject:     Black & Decker Reports $1.98 Earnings Per Share From Continuing Operations for Second
                   Quarter 2006; Increases Free Cash Flow to $138 Million Year-to-Date

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the second quarter of 2006 were a record $152.2 million or $1.98 per diluted share, an 8% increase over $1.84 per diluted share in the second quarter of 2005. Sales from continuing operations were $1.7 billion, flat to the second quarter of 2005. The acquisition of Vector Products, Inc. contributed 2% to sales in the quarter, and the foreign currency translation effect was immaterial.

        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker posted solid EPS growth within our guidance range by continuing to improve operating margins and reduce share count. We achieved strong results despite difficult comparisons to the prior year, commodity cost pressure, and lower-than-projected orders. Our businesses are successfully adjusting to a less certain demand environment than we had over the past two years, enabling us to extend our track record of growth.

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        “Sales in the Power Tools and Accessories segment increased 1% for the quarter. The U.S. Industrial Products Group increased sales at a low single-digit rate, following double-digit growth rates in the second quarter of 2004 and 2005, led by orders for DEWALT’s new 36-volt line of lithium-ion tools. Sales in the U.S. Consumer Products Group decreased at a mid single-digit rate. This group benefited from sales of the acquired Vector business, but was negatively affected by lower pressure washer sales and the impact of inventory reductions at some retailers. Outside North America, the segment posted solid organic sales growth, driven by ongoing success in Europe and outstanding results in Latin America. Operating margin for the Power Tools and Accessories segment decreased 20 basis points to 14.0% due to the dilutive impact of the Vector acquisition.

        “Sales in the Hardware and Home Improvement segment decreased 6% for the quarter. In the lockset business, sales decreased at a low single-digit rate, as strong sell-through at key retailers was not accompanied by an increase in orders. The Price Pfister faucet business had a double-digit sales decline against the outstanding second quarter of 2005, which included significant orders for new listings at a key retailer. Despite significant raw material inflation, operating margin improved to 15.8% in this segment due to non-recurring expenses in the prior year and cost savings from manufacturing rationalization.

        “The Fastening and Assembly Systems segment increased sales 3% for the quarter, due to a double-digit growth rate in Asia. Outside of Asia, sales to both automotive and industrial customers increased slightly. Improved mix and spending controls helped operating margin improve to 15.0%.

        “Free cash flow was $138 million year-to-date, versus $106 million for the first six months of 2005. This comparison was affected by an income tax payment in 2006 related to repatriation of foreign earnings and by a large insurance settlement received in 2005. Excluding these one-time items, free cash flow increased more than $100 million versus the prior year, primarily due to favorability in working capital. Excluding the Vector acquisition, inventory decreased versus the second quarter of 2005 due to reductions in the Power Tools and Accessories segment.

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        “Looking ahead, we continue to take actions to sustain EPS growth in a more modest North American economic climate. As always, we are launching innovative new products, such as DEWALT’s next-generation XRP™ cordless line and a variety of consumer tools, to drive sales. In response to accelerating commodity cost pressure, we plan to implement further price increases later this year. We will remain disciplined on spending, including SG&A expenses and capital expenditures. In addition, as we announced last week, we have repurchased 4.1 million shares of stock this year and increased our share repurchase authorization by 8.0 million shares.

        “Considering both external factors and our initiatives, we expect modest organic sales growth in the second half, or low-to-mid single digit growth including the Vector acquisition. Operating margins will likely decrease in the third quarter due to commodity costs, but should improve in the fourth quarter. Therefore, we expect diluted EPS from continuing operations in the range of $1.70-to-$1.75 for the third quarter, versus $1.69 in 2005. For the full year, we expect diluted EPS from continuing operations in the range of $7.20-to-$7.30. In addition, we remain committed to managing inventory carefully and converting at least 90% of full-year net earnings to free cash flow.

        “Black & Decker extended its track record of solid EPS growth this quarter, and is well-positioned to continue growing. Over the past five years, we have made many changes to improve the consistency of our results. We have significantly improved operating margins internationally, where over one-third of our sales are generated. Our manufacturing system is now predominantly in low-cost regions, with a lower fixed cost base. Our focus on cash flow and stewardship of capital has enabled us to expand through acquisitions while decreasing our share count. Through our historic strengths—brands, innovation, end-user focus, and strong customer relationships—we have successfully fought competitive battles and remain in an excellent market position. We plan to continue executing our proven strategy to deliver superior returns to our shareholders.”

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        The Corporation will hold a conference call today at 9:00 a.m., E.T., to discuss second-quarter results and the outlook for the remainder of 2006. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	July 2, 2006		July 3, 2005

SALES	$1,696.	9	$1,698.	8
Cost of goods sold	1,093.	8	1,099.	3
Selling, general, and administrative expenses	376.	8	382.	2

OPERATING INCOME	226.	3	217.	3
Interest expense (net of interest income)	17.	5	9.	8
Other expense	.	9	1.	3

EARNINGS BEFORE INCOME TAXES	207.	9	206.	2
Income taxes	55.	7	55.	3

NET EARNINGS	$152.	2	$150.	9

NET EARNINGS PER COMMON SHARE - BASIC	$2.0	3	$1.8	9

Shares Used in Computing Basic Earnings Per Share (in Millions)	75.	0	79.	8

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.9	8	$1.8	4

Shares Used in Computing Diluted Earnings Per Share (in Millions)	77.	1	82.	1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Six Months Ended

	July 2, 2006		July 3, 2005

SALES	$3,225.	8	$3,218.	1
Cost of goods sold	2,079.	1	2,083.	1
Selling, general, and administrative expenses	752.	2	759.	4

OPERATING INCOME	394.	5	375.	6
Interest expense (net of interest income)	31.	2	19.	0
Other expense (income)	.	9	(52.	2)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	362.	4	408.	8
Income taxes	97.	1	113.	9

NET EARNINGS FROM CONTINUING OPERATIONS	265.	3	294.	9
Earnings of discontinued operations (net of income taxes)	–		.	8

NET EARNINGS	$265.	3	$295.	7

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$3.5	1	$3.6	8
Discontinued operations	–		.0	1

NET EARNINGS PER COMMON SHARE - BASIC	$3.5	1	$3.6	9

Shares Used in Computing Basic Earnings Per Share (in Millions)	75.	5	80.	1

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$3.4	2	$3.5	8
Discontinued operations	–		.0	1

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$3.4	2	$3.5	9

Shares Used in Computing Diluted Earnings Per Share (in Millions)	77.	6	82.	5

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	July 2, 2006	December 31, 2005

ASSETS
Cash and cash equivalents	$322.3	$967.6
Trade receivables	1,214.2	1,130.6
Inventories	1,134.4	1,049.1
Other current assets	272.8	200.1

TOTAL CURRENT ASSETS	2,943.7	3,347.4

PROPERTY, PLANT, AND EQUIPMENT	651.6	668.8
GOODWILL	1,192.2	1,115.7
OTHER ASSETS	737.6	710.5

	$5,525.1	$5,842.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$447.9	$566.9
Current maturities of long-term debt	150.1	155.3
Trade accounts payable	562.1	466.8
Other current liabilities	935.9	1,061.2

TOTAL CURRENT LIABILITIES	2,096.0	2,250.2

LONG-TERM DEBT	862.7	1,030.3
DEFERRED INCOME TAXES	199.1	188.5
POSTRETIREMENT BENEFITS	455.5	419.0
OTHER LONG-TERM LIABILITIES	414.7	391.2
STOCKHOLDERS' EQUITY	1,497.1	1,563.2

	$5,525.1	$5,842.4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended July 2, 2006	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,253.0	$260.4	$173.4	$1,686.8	$10.1	$–	$1,696.9
Segment profit (loss) (for Consoli-
dated, operating income)	176.1	41.0	25.9	243.0	1.5	(18.2)	226.3
Depreciation and amortization	26.0	6.4	4.8	37.2	.2	.4	37.8
Capital expenditures	18.6	3.5	3.2	25.3	.1	–	25.4

Three Months Ended July 3, 2005

Sales to unaffiliated customers	$1,241.4	$277.4	$167.8	$1,686.6	$12.2	$–	$1,698.8
Segment profit (loss) (for Consoli-
dated, operating income)	176.4	39.1	22.3	237.8	1.6	(22.1)	217.3
Depreciation and amortization	26.5	5.9	4.7	37.1	.3	.3	37.7
Capital expenditures	21.5	3.2	3.3	28.0	.1	.1	28.2

Six Months Ended July 2, 2006

Sales to unaffiliated customers	$2,366.3	$511.0	$343.6	$3,220.9	$4.9	$–	$3,225.8
Segment profit (loss) (for Consoli-
dated, operating income)	313.1	74.3	50.2	437.6	.6	(43.7)	394.5
Depreciation and amortization	52.3	12.2	9.5	74.0	.1	1.1	75.2
Capital expenditures	38.2	5.1	5.9	49.2	.1	–	49.3

Six Months Ended July 3, 2005

Sales to unaffiliated customers	$2,331.7	$519.7	$334.5	$3,185.9	$32.2	$–	$3,218.1
Segment profit (loss) (for Consoli-
dated, operating income)	307.9	68.6	46.3	422.8	4.4	(51.6)	375.6
Depreciation and amortization	52.0	12.2	9.3	73.5	.8	2.1	76.4
Capital expenditures	39.8	8.6	5.8	54.2	.3	.3	54.8

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Six Months Ended

	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005

Segment profit for total reportable business segments	$243.0	$237.8	$437.6	$422.8
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	1.5	1.6	.6	4.4
Depreciation of Corporate property	(.3)	(.2)	(.5)	(.4)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(6.3)	(3.8)	(12.5)	(7.7)
Other adjustments booked in consolidation directly
related to reportable business segments	(2.0)	(.8)	(4.3)	(1.6)
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(9.6)	(17.3)	(26.4)	(41.9)

Operating income	226.3	217.3	394.5	375.6
Interest expense, net of interest income	17.5	9.8	31.2	19.0
Other expense (income)	.9	1.3	.9	(52.2)

Earnings from continuing operations before income taxes	$207.9	$206.2	$362.4	$408.8

BASIS OF PRESENTATION:

Adoption of New Accounting Standard for Share-Based Payment:
        As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, the Corporation was required to adopt Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, effective January 1, 2006. SFAS No. 123R requires the Corporation to expense share-based payments, including employee stock options, based on their fair value. SFAS No. 123R permits public companies to adopt its requirements using one of two methods. As previously disclosed, the Corporation anticipated adopting SFAS No. 123R under the modified retrospective method. The modified retrospective method permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123, Accounting for Stock-Based Compensation, for purposes of pro forma disclosures. As permitted by SFAS No. 123, the Corporation previously accounted for share-based payments to employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, using the intrinsic value method and, as such, generally recognized no compensation costs for employee stock options.

        The Corporation adopted SFAS No. 123R effective January 1, 2006, using the modified retrospective method of adoption. All prior periods were adjusted to give effect to the fair-value-based method of accounting for awards granted on or after January 1, 1995. Accordingly, the Consolidated Statement of Earnings and Supplemental Information about Business Segments for the three and six months ended July 3, 2005, and the Consolidated Balance Sheet as of December 31, 2005, have been adjusted to reflect the adoption of SFAS No. 123R for share-based payments under the modified retrospective method.

        SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously presented. Upon adoption in 2006, the Corporation adjusted its prior Consolidated Statements of Cash Flows to reflect this classification. The Corporation’s computation of free cash flow, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission, for the six months ended July 3, 2005, has been adjusted to reflect this adjustment to “Cash flow from operating activities.”

Business Segments:
        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On March 1, 2006, the Corporation acquired Vector Products, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In November 2005, the Corporation sold its DOM security hardware businesses. The divested businesses are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2006. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financial activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the six months ended July 2, 2006 and July 3, 2005, follows (dollars in millions):

	Six Months Ended
	July 2, 2006	July 3, 2005

Cash flow from operating activities	$181.0	$150.4
Capital expenditures	(49.3)	(55.0)
Proceeds from disposals of assets	6.0	10.9

Free cash flow	$137.7	$106.3

        Cash flow from operating activities, capital expenditures and proceeds from the disposal of assets for the six months ended July 3, 2005, include amounts associated with discontinued operations.

        This press release includes a statement that free cash flow, excluding one-time items, for the six months ended July 2, 2006 as compared to the six months ended July 3, 2005, increased by more than $100 million. That increase excludes tax payments that occurred in the first six months of 2006 associated with repatriating foreign earnings under the American Jobs Creation Act of 2004 (AJCA) and the $55 million of proceeds from the insurance settlement that occurred in the first quarter of 2005.

        This press release includes a forward-looking statement with respect to management’s commitment to convert at least 90% of full-year net earnings to free cash flow. That conversion ratio excludes from free cash flow any tax payments associated with repatriating foreign earnings under the AJCA.